Exhibit 99.1

Mannatech Reports Record Breaking Year

The Company’s best financial performance in its ten-year history.

Coppell, Texas – March 10, 2004 – Mannatech, Incorporated (NASDAQ – MTEX) an international developer of nutritional supplements, topical products and weight management products, today announced that its consolidated net sales for the year ended 2003 were $191.0 million, which was an increase of more than $50 million, or 35.6%, as compared to 2002. This increase was the highest level in Mannatech’s ten-year history and was largely attributed to gains in year-over-year sales in all countries where Mannatech presently operates. Net sales by country as of December 31, in millions, were as follows:

	United States		Canada		Australia		United Kingdom		Japan		New Zealand		Total
2003	$127.8	67.0%	$16.7	8.7%	$15.6	8.2%	$5.0	2.6%	$18.6	9.7%	$7.3	3.8%	$191.0
2002	$105.0	74.5%	$16.4	11.6%	$6.6	4.7%	$1.6	1.1%	$9.0	6.4%	$2.3	1.7%	$140.9
2001	$99.3	77.1%	$18.1	14.1%	$4.4	3.4%	$1.2	1.0%	$5.7	4.4%	$—	—%	$128.7

Mannatech also announced that its consolidated net income for the year ended December 31, 2003 was $8.8 million, which was an increase of $6.9 million, or 365.5%, over 2002. In addition, fully-diluted earnings per share for 2003 was $0.34 per share, which compared favorably to $0.07 for 2002. Mannatech attributes its improved financial performance to a variety of factors including an increase of approximately 64,000 additional associates and members purchasing its products; continued containment of operating expenses; completing its second annual travel incentive; revamping its global associate career and compensation plan in September 2002; and launching its premiere antioxidant product in the United States, called Ambrotose AO™.

Mannatech also reported another quarterly record for net sales in the fourth quarter of 2003 of $54.3 million. This was an increase of $4.6 million, or 9.2%, from its previous record quarter, which was set in the third quarter of 2003. Net sales for the fourth quarter of 2003 increased by $16.2 million, or 42.5%, as compared to the fourth quarter of 2002. Net sales by country for each of the four quarters in 2003, in millions, were as follows:

	United States		Canada		Australia		United Kingdom		Japan		New Zealand		Total
First Quarter	$28.0	69.1%	$3.9	9.6%	$2.6	6.4%	$0.6	1.5%	$4.0	9.9%	$1.4	3.5%	$40.5
Second Quarter	$31.6	68.0%	$4.2	9.0%	$3.4	7.3%	$1.0	2.2%	$4.6	9.9%	$1.7	3.6%	$46.5
Third Quarter	$33.4	67.2%	$4.1	8.2%	$4.1	8.3%	$1.3	2.6%	$4.9	9.9%	$1.9	3.8%	$49.7
Fourth Quarter	$34.8	64.1%	$4.5	8.3%	$5.5	10.1%	$2.1	3.9%	$5.1	9.4%	$2.3	4.2%	$54.3

Samuel L. Caster, Mannatech’s Chairman and Chief Executive Officer stated, “For the first time in our Company’s history, we have reported quarterly sales that surpass the $50 million mark. We believe our Company’s hard work and perseverance have paid off in helping to achieve steady growth and profitability. We look forward to growth in the future as we continue with our planned launch into South Korea in the second half of 2004 and into Taiwan in the first quarter of 2005. Our current achievements are testaments to the renewed passion of our associates and the dedication of our employees. We believe we have only begun to realize the great potential of our products.”

Mr. Caster also addressed the significant growth of the number of associates and members in 2003 by saying “We are tremendously proud of the efforts of our associates, whose activity brought 134,000 new people to Mannatech as compared to 2002. We pledge to support our associates as strongly as possible so that they may build their organizations with the greatest efficiency.”

The number of new and continuing Mannatech independent associates and members who purchased Mannatech’s products within the last 12 months is as follows:

	For the year ended December 31,
	2001		2002		2003
New	66,000	34.4%	91,000	45.6%	134,000	50.8%
Continuing	126,000	65.6%	109,000	54.4%	130,000	49.2%
Total	192,000	100.00%	200,000	100.0%	264,000	100.0%

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan and New Zealand. For additional information about Mannatech, please visit the corporate website: www.mannatech.com.

Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” and “plans or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the SEC and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the SEC, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact:

Stephen Fenstermacher

972-471-6512

IR@mannatech.com

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS—UNAUDITED

(in thousands, except share and per share information)

	December 31,
	2002	2003
ASSETS
Cash and cash equivalents	$17,693	$28,291
Restricted cash	—	2,140
Accounts receivable	632	134
Income tax receivable	307	—
Current portion of notes receivable from shareholders	143	55
Inventories	5,515	7,861
Prepaid expenses and other current assets	759	2,084
Deferred tax assets	1,013	2,363

Total current assets	26,062	42,928
Property and equipment, net	7,467	5,514
Long-term investments	—	9,994
Notes receivable from shareholders, excluding current portion	247	150
Deferred tax assets	—	631
Other assets	1,040	806

Total assets	$34,816	$60,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases and notes payable	$136	$16
Accounts payable	1,846	2,687
Accrued expenses	12,659	19,940
Deferred revenue	1,080	3,142
Current portion of accrued severance related to former executives	810	953

Total current liabilities	16,531	26,738
Capital leases and notes payable, excluding current portion	8	32
Accrued severance related to former executives, excluding current portion	150	359
Long-term liabilities	—	106
Deferred tax liabilities	77	—

Total liabilities	16,766	27,235

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 25,162,541 shares issued and 25,134,840 outstanding in 2002 and 26,227,171 shares issued and 26,183,422 outstanding in 2003	3	3
Additional paid-in capital	18,168	24,175
Retained earnings	481	9,271
Accumulated other comprehensive loss	(502)	(422)

	18,150	33,027
Less treasury stock, at cost, 27,701 shares in 2002 and 43,749 shares in 2003	(100)	(239)

Total shareholders’ equity	18,050	32,788

Total liabilities and shareholders’ equity	$34,816	$60,023

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS—UNAUDITED

(in thousands, except for per share information)

	For the Year Ended December 31,
	2001	2002	2003
Net sales	$128,736	$140,948	$191,019
Cost of sales	23,523	24,419	30,884
Commissions and incentives	51,995	59,357	79,577

	75,518	83,776	110,461

Gross profit	53,218	57,172	80,558
Operating expenses:
Selling and administrative expenses	30,816	32,777	39,993
Other operating costs	22,906	21,417	26,956
Severance expenses related to former executives	3,420	—	2,017

Total operating expenses	57,142	54,194	68,966

Income (loss) from operations	(3,924)	2,978	11,592
Interest income	275	285	348
Interest expense	(32)	(19)	(44)
Other income (expense), net	(83)	98	842

Income (loss) before income taxes	(3,764)	3,342	12,738
Income tax (expense) benefit	104	(1,454)	(3,948)

Net income (loss)	$(3,660)	$1,888	$8,790

Earnings (loss) per common share:
Basic	$(0.15)	$0.08	$0.34

Diluted	$(0.15)	$0.07	$0.34

Weighted-average common shares outstanding:
Basic	24,730	25,135	25,494

Diluted	24,730	25,265	26,175